Exhibit 99.3

ENVISIONTEC GROUP

COMBINED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 30, 2020	December 31, 2019
Assets
Current Assets
Cash and cash equivalents	$24,987	$14,865
Trade accounts receivable, less allowance for doubtful accounts of $836 and $755 in 2020 and 2019	5,480	3,310
Inventories	8,973	8,885
Prepaid expenses and other current assets	1,083	3,660
Total Current Assets	40,523	30,720
Property, Plant and Equipment, Net	1,676	1,719
Related party loan receivable	1,980	—
Intangible Asset, Net	557	594
Total Assets	$44,736	$33,033
Liabilities and Equity
Current Liabilities
Trade accounts payable	$1,580	$2,461
Deferred revenue	2,042	2,175
Accrued expenses and other current liabilities	2,943	2,420
Related party loan payable	200	600
Total Current Liabilities	6,765	7,656
Long-term debt	1,176	—
Total Liabilities	7,941	7,656
Stockholders’ Equity
Contributed capital	443	443
Retained earnings	38,588	28,517
Accumulated other comprehensive loss	(2,236)	(3,583)
Total Stockholders’ Equity	36,795	25,377
Total Liabilities and Stockholders’ Equity	$44,736	$33,033

See accompanying notes to combined financial statements.

ENVISIONTEC GROUP

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(in thousands)

September 30,	2020	2019
Net Revenue	$32,611	$24,419
Cost of Goods Sold	13,557	14,678
Gross Profit	19,054	9,741
Operating Expenses
Research and development	3,186	3,425
Selling, general and administrative	5,889	7,623
Total Operating Expenses	9,075	11,048
Operating Profit (Loss)	9,979	(1,307)
Other Income	511	268
Income (Loss) Before Taxes	10,490	(1,039)
Income Taxes	(420)	(45)
Net Income (Loss)	10,070	(1,084)
Other Comprehensive Gain (Loss)
Foreign currency translation	1,348	(616)
Comprehensive Income (Loss)	$11,418	$(1,700)

See accompanying notes to combined financial statements.

ENVISIONTEC GROUP

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)
(in thousands)

	Contributed Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
Balance, January 1, 2019	$443	$29,074	$(2,704)	$26,813
Net loss	—	(1,084)	—	(1,084)
Other comprehensive loss	—	—	(616)	(616)
Balance, September 30, 2019	$443	$27,990	$(3,320)	$25,113
Balance, January 1, 2020	$443	$28,518	$(3,584)	$25,377
Net income	—	10,070	—	10,070
Other comprehensive income	—	—	1,348	1,348
Balance, September 30, 2020	$443	$38,588	$(2,236)	$36,795

See accompanying notes to combined financial statements.

ENVISIONTEC GROUP

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

Nine months ended September 30,	2020	2019
Operating Activities
Net income (loss)	$10,070	$(1,084)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	304	497
Amortization	37	37
Provision for bad debt	135	69
Loss on sale of property and equipment	6	132
Changes in operating assets and liabilities:
Trade accounts receivable	(2,550)	(1,316)
Inventories	(87)	(2,002)
Prepaid expenses and other current assets	2,576	(112)
Trade accounts payable	(881)	947
Deferred revenue and customer deposits	(133)	(15)
Income taxes payable	28	28
Accrued expenses and other current liabilities	419	(149)
Net cash provided by (used in) operating activities	10,224	(2,968)
Investing Activities
Property and equipment purchases	(246)	(434)
Advance to related party	(1,980)	—
Net cash used in investing activities	(2,226)	(434)
Financing Activities
Proceeds from long-term borrowings	1,176	—
Proceeds from related party loans	—	600
Payment of related party loans	(400)	—
Net cash provided by (used in) financing activities	776	600
Effect of Currency Translation on Cash and Cash Equivalents	1,348	(616)
Net Increase (Decrease) in Cash and Cash Equivalents	10,122	(3,418)
Cash and Cash Equivalents, beginning of period	14,865	16,927
Cash and Cash Equivalents, end of period	$24,987	$13,509
Supplemental Cash Flow Information:
Cash paid for income taxes, net of refunds	$(2,584)	$162

See accompanying notes to combined financial statements.

EnvisionTEC Group

Notes to Combined Financial Statements (Unaudited)

1.	Basis of Presentation

The combined financial statements include the accounts of EnvisionTEC, Inc., a Michigan corporation, which operates the business in North America; EnvisionTEC GmbH, a German company with limited liability, which operates the business in Germany; 3dBotics, Inc, d.b.a. Virids3D, a Michigan corporation, which prints 3D sand molds, and Gulf Filtration Systems, a Michigan corporation, which holds certain intellectual property. Collectively, the combined group is referred to as “the Company” or “EnvisionTEC Group.” The combined financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All material intercompany transactions and balances have been eliminated in combination.

The Company is a leading global provider of professional 3D printing solutions for the rapid manufacture of mass customized products across a variety of end markets. The Company’s 3D printing solutions include three proprietary print technologies and a wide range of print materials. The Company’s 3D printing solutions are used by customers for numerous applications, including the development and manufacture of customized jewelry, hearing aid, dental, biotech and foundry products.

All amounts presented in the accompanying footnotes are presented in thousands, unless otherwise stated.

COVID-19 Pandemic and CARES Act

In March 2020, the World Health Organization declared the novel strain of Coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The full impact of the COVID-19 outbreak continues to evolve. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations.

We are unable to predict the impact that COVID-19 will have on future periods due to numerous uncertainties. While COVID-19 so far has not unfavorably affected our operations to date, the extent of the impact in the future, if any, will depend on future developments, which are highly uncertain, cannot be predicted and could have a material adverse impact on our financial position, operating results and cash flows. A prolonged outbreak could, among other things, strain our business continuity plans, create delays in our growth and strategic initiatives, reduce our sales and marketing activities, limit our access to financing on favorable terms, increase our exposure to potential impairment charges related to long-lived and intangible assets, hinder our ability to support our customers and operate our business effectively, heighten the risk of disruption to our information and reporting systems and internal controls, including those over financial reporting and other risk management systems, or require us to incur substantial costs. We are closely monitoring the impact of COVID-19 on all aspects of our business and may take further actions as may be required by federal, state or local authorities, or that we determine are in the best interests of our employees, customers and partners. As the conditions surrounding COVID-19 continue to evolve rapidly, we will continue to actively manage our response in collaboration with customers, government officials and stakeholders, and assess any potential impacts to our financial position and operating results, as well as adverse developments in our business.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act is aimed at providing emergency assistance and health care for individuals, families, and businesses affected by the COVID-19 pandemic and generally supporting the U.S. economy. The CARES Act, among other things, includes provisions related to refundable payroll tax credits, deferment of the employer portion of social security payments, net operating loss carryback periods, modifications to the net interest deduction limitations, and technical corrections to tax depreciation methods for qualified improvement property.

As more fully described in Note 8, on April 3, 2020 under the CARES Act the Company applied for and obtained a loan under the Paycheck Protection Program (“PPP”) in the amount of approximately $1,176. Under the terms of the CARES Act, PPP loan recipients can apply for forgiveness for all or a portion of the loan which is dependent upon the Company having initially qualified for the loan. Furthermore, the loan is subject to forgiveness to the extent loan proceeds are used for payroll costs, certain rents, utilities, and mortgage interest expense.

EnvisionTEC Group

Notes to Combined Financial Statements (Unaudited)

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of these combined financial statements requires the Company to make certain judgments, estimates and assumptions regarding uncertainties that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosure of contingent assets and liabilities. Areas that require significant judgments, estimates and assumptions include, the allowance for doubtful accounts; inventories (including slow moving and obsolete inventory valuation adjustments); product warranty reserves; income taxes; contingencies; and future cash flow estimates associated with long-lived assets for purposes of impairment testing. The Company bases its estimates on historical experience, market comparables and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Revenue Recognition

Revenue from the sale of 3D printers and consumables is recognized upon transfer of the risks and rewards of ownership to the buyer, which for 3D printers is generally upon shipment for sales to distributors, or in the case of direct sales of the Company’s 3D printers upon final acceptance by the customer after completion of the training and installation by the Company’s technicians, or upon shipping for printers that are installed by the customer. Revenue from the sales of consumables (primarily print materials and replacement parts) is recorded upon shipment. Revenue for all deliverables in a sales arrangement is recognized, provided that persuasive evidence of a sales arrangement exists, both title and risk of loss have passed to the customer and collection is reasonably assured. Persuasive evidence of a sales arrangement exists upon execution of a written sales agreement or signed purchase order that constitutes a fixed and legally binding commitment between the Company and its customer. Any payments received from a customer prior to meeting all revenue recognition criteria are recorded as deferred revenue in the combined balance sheets.

The Company enters into sales arrangements that may provide for multiple deliverables to a customer. Sales may include a combination of 3D printers, ancillary equipment, consumables, a standard warranty, training and installation. The timing of revenue recognition is generally the same for each component of the sale as the final requirements for revenue recognition are met at the same time (i.e., customer acceptance or shipment, whichever is applicable for that sale). The Company evaluates the impact of undelivered items on the functionality of delivered items for each sales transaction and, where appropriate, defers revenue on delivered items when that functionality has been affected.

The Company provides customers with a standard warranty on the sale of its 3D printers, generally covering the one-year period from the sale of the printer. The warranty is not treated as a separate service because the warranty is an integral part of the sale of the machine. A reserve for estimated warranty costs is recorded at the time of the sale based on historical warranty experience. After the initial warranty period, the Company offers customers an optional extended warranty. Extended warranty revenue is deferred and recognized on a straight-line basis over the period of the contract and the costs associated with these contracts are recognized as incurred.

The Company’s 3D printers include embedded software which is not sold separately and is not a significant focus of its marketing effort. The Company does not provide post-contract customer support specific to the software or incur significant costs that are within the scope of FASB Accounting Standard Codification (“ASC”) 985, Software — Revenue Recognition. Additionally, the functionality that the software provides is marketed as part of the overall product. The software embedded in the equipment is incidental to the equipment as a whole, such that ASC 985 is not applicable. Revenue associated with this embedded software is recognized at the same time as the related 3D printer.

EnvisionTEC Group

Notes to Combined Financial Statements (Unaudited)

Shipping and handling costs billed to customers for sales of 3D printers and consumables are included in revenue in the combined statements of operations and comprehensive income. Costs incurred by the Company associated with shipping and handling are included in cost of sales in the combined statements of operations and comprehensive income.

The terms of sale for the Company’s 3D printers generally require upfront payment for a portion of the cost of the 3D printer before shipment (usually at the time of order and/or just prior to shipping), with any remaining balance generally to be paid 30 to 60 days after shipment or installation. Payment for sales of consumables is generally due 30 to 60 days after shipment to the customer. Customers generally do not have a right of return, but if accepted they are generally subject to a restocking fee.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. These instruments are stated at cost, which approximates fair value because of the short maturity of the instruments. Cash balances are maintained with financial institutions located in the United States, Germany and Lebanon. The Company believes its risk of loss is limited; however, at times, account balances may exceed international and federally insured limits. The Company has no history of losses associated with these cash and cash equivalent balances.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at their net realizable value. The estimate of the allowance for doubtful accounts related to trade receivables is based on evaluation of customer accounts with past-due balances or specific accounts for which there is information that the customer may be unable to meet its financial obligations. Based upon review of these accounts, and management’s analysis and judgment, the Company records a specific allowance for that customer’s accounts receivable balance to reduce the outstanding receivable balance to the amount expected to be collected. The allowance is re-evaluated and adjusted periodically as additional information is received that impacts the allowance amount reserved. The allowance for doubtful accounts at September 30, 2020 and December 31, 2019 were $835 and $755, respectively.

Inventories

All inventories are valued at the lower of cost or market, as determined using the first-in, first-out (“FIFO”) method. Overhead is allocated to work in progress and finished goods based on normal capacity of the Company’s production facilities. Fixed overhead associated with production facilities that are being operated below normal capacity are recognized as a period expense rather than being capitalized as a product cost. Adjustments for slow-moving and obsolete inventories are provided based on historical experience and current product demand. These adjustments reduce the cost basis of the respective inventory and are recorded as a charge to cost of sales in the combined statements of operations and comprehensive income. The adjustments for slow-moving and obsolete inventories at September 30, 2020 and December 31, 2019 were $615 and $594, respectively.

Property and Equipment, Net

Property and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, generally one to seven years. Leasehold improvements are depreciated on a straight-line basis over the shorter of their estimated useful lives or the contractual lives of the related leases. Repairs and maintenance are charged to expense as incurred.

EnvisionTEC Group

Notes to Combined Financial Statements (Unaudited)

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (asset group) may not be recoverable. Recoverability of assets is determined by comparing the estimated undiscounted net cash flows of the operations related to the assets (asset group) to their carrying amount. An impairment loss would be recognized when the carrying amount of the assets (asset group) exceeds the estimated undiscounted net cash flows. The amount of the impairment loss to be recorded is calculated as the excess of carrying value of assets (asset group) over their fair value, with fair value determined using the best information available, which generally is a discounted cash flow model. The determination of what constitutes an asset group, the associated undiscounted net cash flows, and the estimated useful lives of assets require significant judgments and estimates by management. The Company recorded no impairment losses during the nine months ended September 30, 2020 and 2019.

Intangible Assets, Net

Intangible assets represent acquired intangibles purchased through acquisitions. Intangible assets with finite lives are amortized using the straight-line method over their estimated useful life, which is determined by identifying the period over which most of the cash flows are expected to be generated.

Amortization of acquired intangible is included in cost of sales, research and development expenses and selling, general and administrative expenses in the combined statements of operations and comprehensive income. For intangibles with finite lives, the Company reviews the carrying amounts for potential impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is determined by comparing the estimated undiscounted net cash flows of the operations related to the assets (asset group) to their carrying amount. An impairment loss would be recognized when the carrying amount of the assets (asset group) exceeds the estimated undiscounted net cash flows. The amount of the impairment loss to be recorded is calculated as the excess of carrying value of assets (asset group) over their fair value, with fair value determined using the best information available, which generally is a discounted cash flow model. The determination of what constitutes an asset group, the associated undiscounted net cash flows, and the estimated useful lives of assets require significant judgments and estimates by management. The Company recorded no impairment losses during the nine months ended September 30, 2020 and 2019.

Advertising

Advertising costs are expensed as incurred and were approximately $169 and $149 for the nine months ended September 30, 2020 and 2019, respectively.

Shipping and Handling Costs

Shipping and handling costs are classified as cost of goods sold in the combined statements of operations and comprehensive income.

Research and Development Costs

Research and development costs consist primarily of employee compensation expenses, materials, laboratory supplies, costs for related software, and costs for facilities and equipment. Expenditures for research and development are expensed as incurred.

Income Taxes

The Company’s U.S. operating entity, EnvisionTEC, Inc., and its U.S. IP holding company, Gulf Filtration Systems Inc., as well as Viridis3D are organized as Michigan corporations that are treated as S corporations for U.S. federal income tax purposes. Under the provisions of the Internal Revenue Code and similar state provisions, each entity is taxed as a flow-through entity and is not liable for income taxes. Its earnings and losses are included in the individual tax return of its sole shareholder. Therefore, the combined financial statements do not reflect a provision for U.S. federal or state income taxes relating to these entities.

EnvisionTEC Group

Notes to Combined Financial Statements (Unaudited)

The German operating entity, EnvisionTEC GmbH, is taxed as a corporation under the applicable tax regulations of Germany. As a result, the accompanying combined statements of operations and comprehensive income include tax expense related to Germany.

The Company recognizes deferred tax assets and liabilities for the differences between the financial statement carrying amounts and the tax basis of assets and liabilities of EnvisionTEC GmbH using enacted tax rates in effect in the years in which the differences are expected to reverse. Changes in the level and composition of earnings, tax laws or the deferred tax valuation allowance, as well as the results of tax audits, may materially impact the effective tax rate.

The Company estimates liabilities related to uncertain tax positions. As of September 30, 2020 and December 31, 2019, the Company had a liability of $455 and $427, respectively, related to uncertain tax positions in certain states and foreign jurisdictions. The calculation of the liability for uncertain tax positions requires management to make estimates and assumptions. The Company believes that its assumptions and estimates are reasonable, although actual results may have a material positive or negative impact on the balances of current or deferred tax assets and liabilities and net income.

Variable Interest Entities

A variable interest entity (VIE) is an entity that either (i) has insufficient equity to permit the entity to finance its activities without additional subordinated financial support or (ii) has equity investors who lack the characteristics of a controlling financial interest. Implicit variable interests may result in the absorption or receipt of variability in a legal entity. A VIE is consolidated by its primary beneficiary. The primary beneficiary has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE. An entity has the power to direct the activities of another entity when its management has the ability to make key operating decisions, such as decisions regarding capital or product investment or manufacturing production schedules. The Company has evaluated certain entities, including certain related parties and entities under common control, and concluded that the Company has no VIEs subject to consolidation.

Stockholders’ Equity

The EnvisionTEC Group is presented in combined form based on the existence of common control for all periods presented. All of the companies combined within EnvisionTEC Group (listed below) are each 100% owned by the same individual, therefore, profits, losses and distributions are allocated as such. The shares issued and outstanding for each of the individual entities included in the combined financial statements as of September 30, 2020 were as follows:

Common Stock Issued and Outstanding
EnvisionTEC, Inc.	10
EnvisionTEC GmbH	22
Viridis3D	60
Gulf Filtration Systems, Inc.	1

Foreign Currency

The local currency is the functional currency for significant operations outside of the United States. The determination of the functional currency of an operation is made based upon the appropriate economic and management indicators.

EnvisionTEC Group

Notes to Combined Financial Statements (Unaudited)

Foreign currency assets and liabilities are translated into their U.S. dollar equivalents based upon year-end exchange rates, and are included in stockholders’ equity as a component of comprehensive loss. Revenue and expenses are translated at average exchange rates. Transaction gains and losses that arise from exchange rate fluctuations are charged to operations as incurred, except for gains and losses associated with intercompany receivables and payables for which settlement is not planned or anticipated in the foreseeable future, which are included in other comprehensive income in the combined statement of operations and comprehensive income.

New Accounting Standards or Updates Recently Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for the Company’s year ending December 31, 2020 as the Company has elected to use the limited deferral of the effective date of Topic 606 provided by ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842) — Effective Dates for Certain Entities (“ASU 2020-05”). Topic 606 permits application of the new revenue recognition guidance using one of two retrospective application methods. The Company has not yet determined which application method it will use.

While the Company is continuing to assess all potential impacts of the standard, it currently believes that there could be potential impact to 3D printer sales and the timing of revenue recognition of the various components described in revenue recognition policy.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326), amending how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The guidance requires the application of a current expected credit loss model which is a new impairment model based on expected losses. Under this model, an entity recognizes an allowance for expected credit losses based on historical experience, current conditions and forecasted information rather than the current methodology of delaying recognition of credit losses until it is probable a loss has been incurred. This ASU is effective for interim and annual reporting periods beginning after December 15, 2022. The Company is currently evaluating the impact of the guidance on the combined financial statements and related disclosures. This ASU applies to trade accounts receivable.

The FASB issued ASU No. 2016-02, Leases (Topic 842), which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2021 unless the Company elects to use the limited one year deferral of the effective date provided by ASU 2020-05, at which time the guidance would be effective for the Company’s calendar year. The guidance will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply, and whether it will elect the deferral of the effective date. The Company is continuing to assess all potential impacts of the standard.

EnvisionTEC Group

Notes to Combined Financial Statements (Unaudited)

3.	Inventories

Inventories consist of the following:

(in thousands)	September 30, 2020	December 31, 2019
Raw materials and components	$5,678	$6,737
Work in progress	122	71
Finished goods	3,173	2,077
Total	$8,973	$8,885

4.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

(in thousands)	September 30, 2020	December 31, 2019
Prepaid import taxes	$—	$2,942
Other receivables	372	2
Other	711	716
Total	$1,083	$3,660

5.	Property and Equipment, Net

Property and equipment, net, consist of the following:

(in thousands)	September 30, 2020	December 31, 2019	Useful Life (in years)
Machinery and equipment	$3,624	$3,333	3 – 7
Computer equipment and software	1,053	1,022	3
Leasehold improvements	652	695	1
Other	312	271	1 – 25
Property and Equipment	5,641	5,321
Less: accumulated depreciation	(3,965)	(3,602)
Property and Equipment, Net	$1,676	$1,719

Depreciation expenses were $304 and $497 at September 30, 2020 and 2019, respectively.

EnvisionTEC Group

Notes to Combined Financial Statements (Unaudited)

6.	Intangible Assets, Net

Intangible Assets, net, consist of the following:

(in thousands)	September 30, 2020	December 31, 2019	Weighted Average Useful Life (in years)
Acquired Technology	$781	$781	12
Less: accumulated amortization	(224)	(187)
Intangible Assets, Net	$557	$594

Amortization expenses were $37 and $37 for the nine months ended September 30, 2020 and 2019, respectively.

Estimated future amortization expense is $12 for the remainder of 2020, $49 annually for each of the next four years, and $349 in the years thereafter.

7.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

(in thousands)	September 30, 2020	December 31, 2019
Other tax withholdings	$1,333	$464
Warranty	284	482
Payroll related liabilities	217	528
Customer deposits and other	1,109	946
Total	$2,943	$2,420

8.	Debt

Under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), the Company applied for and obtained a loan under the Paycheck Protection Program (“PPP”) in the amount of approximately $1,176 on April 3, 2020. Under the terms of the CARES Act, PPP loan recipients can apply for forgiveness for all or a portion of the loan which is dependent upon the Company having initially qualified for the loan. Furthermore, the loan is subject to forgiveness to the extent loan proceeds are used for payroll costs, certain rents, utilities, and mortgage interest expense. The PPP Loan has a maturity date of April 3, 2022.

9.	Income Taxes

For the nine months ended September 30, 2020 and 2019, EnvisionTEC, Inc., the Company’s U.S. operating entity, and Gulf Filtration Systems Inc., the Company’s U.S. intellectual property holding company were S corporations for U.S. federal and state income tax purposes. As S corporations, the taxable income or loss of these entities was passed through to and included in the individual tax returns of each corporation’s stockholder. Therefore, no provision has been recorded for U.S. federal tax and most state jurisdictions. The Company’s German operating entity, EnvisionTEC GmbH, is taxed as a corporation under the taxing regulations of Germany. The Company reported pre-tax book income (loss) from Germany of approximately $255 and $(1,320) for the nine months ended September 30, 2020 and 2019, respectively. The Company’s U.S. entities reported pre-tax book income of approximately $10,235 and $281 for the nine months ended September 30, 2020 and 2019, respectively.

EnvisionTEC Group

Notes to Combined Financial Statements (Unaudited)

The components of income taxes for the nine months ended September 30, 2020 and 2019 are as follows:

September 30, (in thousands)	2020	2019
U.S. federal	$—	$—
State and local	415	45
Foreign	5	0
Total Income Taxes	$420	$45

The Company has a liability for uncertain tax positions of approximately $455 and $427 as of September 30, 2020 and December 31, 2019, respectively, which is recorded in accrued expenses and other current liabilities on the combined balance sheet.

10.	Related Party Transactions

The Company has a lease arrangement with ATMRE LLC, a leasing company in which Mr. El-Siblani, CEO and owner of EnvisionTEC Group, is the sole member, for its headquarters located in Dearborn, Michigan. This lease terminated on December 31, 2016 and the company is currently leasing the facility on a month to month basis. For the nine months ended September 30, 2020 and 2019, the Company paid $108 and $108 to ATMRE, LLC, respectively.

In March 2005, the Company entered into a lease agreement with JES Besitzgesellschaft mbH, a leasing company that is controlled by members of the immediate family of Mr. El-Siblani, for its original facilities located in Gladbeck, Germany. Pursuant to the lease agreement, the Company pays a base rent of €8 per month. For the nine months ended September 30, 2020 and 2019, the Company paid JES Besitzgesellschaft GmbH $86 and $85, respectively.

In June 2015, the Company entered into a lease agreement with Sitraco (UK) Limited, a leasing company that is controlled by Mr. El-Siblani, for an additional facility located in Gladbeck, Germany. Pursuant to the lease agreement, the Company pays a base rent of €9 per month. For the nine months ended September 30, 2020 and 2019, the Company paid Sitraco (UK) Limited $98 and $96, respectively.

In June 2008, the Company entered into a distribution agreement with Sibco Europe Ltd., a distributor based out of the United Kingdom. Mr. El-Siblani is Managing Director of and sole shareholder of Sibco Europe Ltd. Pursuant to the distribution agreement with Sibco Europe Ltd., the Company did not have any sales to Sibco Europe Ltd. for the nine months ended September 30, 2020 and 2019 and did not have accounts receivable due from Sibco Europe Ltd. at September 30, 2020 and 2019. Accounts receivables due from Sibco Europe Ltd. at September 30, 2020 and December 31, 2019, respectively, was $0 and $3. In addition, Sibco Europe Ltd. provides sales and marketing support for EnvisionTEC GmbH. For the nine months ended September 30, 2020 and 2019, Sibco Europe Ltd. billed the Company $2 and $0, respectively, for services. The amount is included in selling, general and administrative expenses on the Company’s combined statements of operations and comprehensive income. No accounts payable was due to Sibco Europe Ltd. at September 30, 2020 and 2019.

During 2019, Sibco Europe Ltd. loaned EnvisionTec Inc. $400 which was repaid in September 2020.

In September 2020, EnvisionTec, Inc. entered into a loan agreement to loan $1,980 to Sibco Inc., a company based in Michigan owned by Mr. El-Siblani. The balance is outstanding as of September 30, 2020. Any remaining unpaid amounts are due in full on September 23, 2023. Interest of 2% is due annually on December 31.

Additionally, ATMRE, LLC loaned EnvisionTec $200 during 2019. The balance is outstanding as of September 30, 2020.

EnvisionTEC Group

Notes to Combined Financial Statements (Unaudited)

11.	Commitments and Contingencies

Operating Lease Commitments

The Company leases various manufacturing facilities, offices and warehouse spaces under operating lease arrangements expiring at various dates through 2023. Future minimum lease payments of operating lease arrangements at September 30, 2020 are approximately $181 for the remainder of 2020, $479 in 2021, $252 in 2022, and $252 in 2023. Rent expense under operating lease arrangements was approximately $544 and $521 for the nine months ended September 30, 2020 and 2019, respectively.

Legal Matters

The Company records an estimated loss from a loss contingency when information available prior to issuance of its financial statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements, and the amount of the loss or liability can be reasonably estimated. Accounting for contingencies, such as legal matters, requires the Company to use its judgment.

12.	Subsequent Events

The financial statements and related disclosures include evaluation of events up through and including January 15, 2021, which is the date the financial statements were available to be issued.

Purchase Agreement and Plan of Merger

On January 15, 2021, the Company entered into a Purchase Agreement and Plan of Merger with Desktop Metal, Inc. (“Desktop Metal”), a Massachusetts-based company that offers a portfolio of integrated additive manufacturing solutions for engineers, designers, and manufacturers comprised of hardware, software, materials and services. The Company will be sold for an equal combination of cash and common stock of Desktop Metal of $300 million, subject to working capital adjustments. The Purchase Agreement and Plan of Merger is subject to customary considerations prior to closing.